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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





                                 March 31, 2001
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                        (Date of earliest event reported)





                             BIOMERIDIAN CORPORATION
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             (Exact name of registrant as specified in its charter)





           Utah                        0-178271                  87-0284979
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(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)




                          12411 South 265 West, Suite F
                               Draper, Utah 84020
                                 (801) 501-7517
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          (Address of principal executive offices and telephone number, including area code)


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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

         Effective March 31, 2001 (the "Effective Date"), BioMeridian Corporation, a Utah corporation formerly known as Magellan Technology, Inc. (the "Company"), transferred certain assets and liabilities to Bio-Origins, LC, a Utah limited liability company (the "Purchaser"), pursuant to an Asset Purchase Agreement by and among the Company, the Purchaser, and certain related parties (the "Agreement"), which is incorporated by reference as an exhibit to this report. The following description of the transaction is qualified in its entirety by reference to the Agreement.

         Prior to the Effective Date, the Company had been in the initial stages of developing a services business (the "Business") for the purposes of identifying and sourcing health-related products to be marketed through various distribution channels in Asia, and providing marketing support to these distribution channels. Pursuant to the Agreement, the Company sold all of the assets relating to the Business (the "Assets"), consisting primarily of personal property and equipment and contract and other intangible rights, to the Purchaser. In exchange for the Assets, the Purchaser paid the Company $200,000 in cash, assumed all of the Company's liabilities relating to the Business, consisting primarily of the Company's liabilities under two promissory notes made by the Company in the aggregate amount of $260,000 and accrued and trade payables in the aggregate amount of $18,535. In addition, the Purchaser agreed to pay the Company one-half of the Purchaser's pre-tax income for the calendar year 2001 exceeding $128,600. Also, members of the Purchaser granted the Company an option to purchase up to an 80% interest in the Purchaser in four increments of up to 20% each over the course of the 2002 calendar year for an aggregate exercise price of $495,680.

         The consideration received by the Company in exchange for the Assets was determined by negotiations between the Company and the Purchaser. In the course of those negotiations, the Company obtained and relied upon a valuation of the Business prepared by Houlihan Valuation Advisors, Inc.

         William A. Fresh is a member and the manager of the Purchaser. The other member of the Purchaser is the Reva Luana Fresh Family Living Trust, of which Mr. Fresh is a trustee. Mr. Fresh is the chairman of the board, chief executive officer and a principal shareholder of the Company. In addition, the two promissory notes that were assumed by the Purchaser were made by the Company in favor of Mr. Fresh and WAF Investment Company, a Utah limited partnership of which Mr. Fresh is a general partner, respectively. Also, in connection with the transfer of the Assets, Reginald Hughes, a director of the Company, resigned as an employee of BioMeridian Services Corp., a subsidiary of the Company, to become an employee of the Purchaser. Mr. Hughes will continue to serve as a director of the Company.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.


         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

                  2.       Asset Purchase Agreement dated March 30, 2001.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             BIOMERIDIAN CORPORATION


                             By:___________________________________________
                                Mark Seethaler, Chief Financial Officer
                                Date: April ___, 2001


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                                INDEX TO EXHIBITS

Exhibits

2.                   Asset Purchase Agreement dated March 30, 2001.




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